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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") executed as of the 17th day of December, 2001, by and among Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum Hunter"), Pintail Energy, Inc., a Texas corporation ("Pintail-Texas"), Prize Energy Corp., a Delaware corporation ("Prize"), and Pintail Energy, Inc., a Delaware corporation
("Pintail-Delaware");

                                   WITNESSETH:

         WHEREAS, Magnum Hunter organized Pintail-Texas as a Texas corporation to serve as the acquisition subsidiary in connection with the forward merger of Prize into a Magnum Hunter subsidiary (the "Merger") pursuant to the Agreement and Plan of Merger dated December 17, 2001 (the "Agreement") among Magnum Hunter, Pintail-Texas and Prize;

         WHEREAS, Magnum Hunter has determined that it would be preferable to use a Delaware corporation in the Merger and has organized Pintail-Delaware for such purpose; and

         WHEREAS, Magnum Hunter, Pintail-Texas, Prize and Pintail-Delaware desire to amend the Agreement to reflect the substitution of Pintail-Delaware for Pintail-Texas as a party thereto;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Magnum Hunter, Pintail-Texas, Prize and Pintail-Delaware do hereby agree as follows:

         1. The Agreement is hereby amended as follows:

                  (a) The first paragraph of the Agreement is amended to substitute "Pintail Energy, Inc., a Delaware corporation" for Pintail Energy, Inc., a Texas corporation."

                  (b) Section 1.1 of the Agreement is amended to delete the definitions of "ARTICLES OF MERGER" and "TBCA" and to change the definition of "MERGER SUB" to refer to "Pintail Energy, Inc., a Delaware corporation" rather than to "Pintail Energy, Inc., a Texas corporation."

                  (c) Section 2.2 of the Agreement is amended to read in its entirety as follows:

         "2.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the separate existence of Prize shall cease and Merger Sub, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in this Agreement and the DGCL."

                  (d) Section 2.3(a) of the Agreement is amended to read in its entirety as follows:



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         "(a) The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law."

                  (e) Section 2.7 of the Agreement is amended to read in its entirety as follows:

         "2.7 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately when the Certificate of Merger is accepted for filing by the Secretary of State of Delaware, or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME"). As soon as practicable after the Closing, the Certificate of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Certificate of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on the Closing Date immediately after the Closing."

                  (f) The first sentence of Section 2.8 of the Agreement is amended to delete "and the TBCA."

                  (g) Clause (b) of Section 3.5 of the Agreement is amended to read in its entirety as follows:

         "the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to applicable provisions of the DGCL;"

                  (h) Clause (b) of Section 4.5 of the Agreement is amended to read in its entirety as follows:

         "the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to applicable provisions of the DGCL;"

                  (i) Exhibit 5.10, the Form of Affiliate Letter, is amended to substitute "Pintail Energy, Inc., a Delaware corporation" for "Pintail Energy, Inc., a Texas corporation" in the first paragraph thereof.

                  (j) Exhibit 5.14, the Form of Registration Rights Agreement, is amended to substitute "Pintail Energy, Inc., a Delaware corporation" for "Pintail Energy, Inc., a Texas corporation" in the first paragraph thereof.

         2. Upon the execution of this Amendment, Pintail-Delaware will have all the obligations, and will enjoy all the rights, of Pintail-Texas under the Agreement, and Pintail-Texas will no longer be a party thereto or have any rights or obligations thereunder.

         3. This Amendment shall be effective as of December 17, 2001.


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         IN WITNESS WHEREOF, Magnum Hunter, Pintail-Texas, Prize and
Pintail-Delaware have executed this Amendment as of the date first above written.

                               MAGNUM HUNTER RESOURCES, INC.,
                               a Nevada corporation


                               By:   /s/ Morgan F. Johnston
                                   --------------------------------------------
                               Name:   Morgan F. Johnston
                                     ------------------------------------------
                               Title:  Vice President, General Counsel
                                      -----------------------------------------
                                          and Secretary
                                        ---------------------------------------

                               PINTAIL ENERGY, INC.,
                               a Texas corporation


                               By:   /s/ Morgan F. Johnston
                                   --------------------------------------------
                               Name:   Morgan F. Johnston
                                     ------------------------------------------
                               Title:  Vice President
                                      -----------------------------------------


                               PRIZE ENERGY, INC.,
                               a Delaware corporation


                               By:   /s/ Philip B. Smith
                                   --------------------------------------------
                               Name:   Philip B. Smith
                                     ------------------------------------------
                               Title:  Chairman and Chief Executive Officer
                                      -----------------------------------------


                               PINTAIL ENERGY, INC.,
                               a Delaware corporation


                               By:   /s/ Morgan F. Johnston
                                   --------------------------------------------
                               Name:   Morgan F. Johnston
                                     ------------------------------------------
                               Title:  Vice President
                                      -----------------------------------------



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